UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2009

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Unit 2B, 29/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01              Entry into a Material Definitive Agreement.

On January 6, 2010, Elixir Gaming Technologies, Inc. (the “Company”) issued a press release announcing that, amongst other matters, it had entered into a Machines Operation and Participation Consolidation Agreement on December 30, 2009 (the “Consolidation Agreement”) with NagaWorld Limited (“NagaWorld”), a Hong Kong company and the wholly-owned subsidiary of the Hong Kong listed NagaCorp Ltd. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

On December 30, 2009, the Company entered into the Consolidation Agreement with NagaWorld for (a) exercising the option granted by NagaWorld pursuant to an option deed dated July 25, 2009 for placing an additional 200 electronic gaming machines (“Additional Machines”) on a participation basis at NagaWorld casino resort, a five-star hotel luxury casino resort in Cambodia and the only licensed full service casino in and around the capital city of Phnom Penh (“NagaWorld Casino”); and (b) with effect from the date of the Consolidation Agreement, superseding and replacing the terms of the existing operation of 440 electronic gaming machines at the NagaWorld Casino under the three previous agreements executed with NagaWorld dated December 13, 2008 (“December 08 Agreement”), June 15, 2009 (“June 09 Agreement”) and July 25, 2009 (“July 09 Agreement”)(collectively, the “Previous Agreements”) with new terms that aligned with the operation of the Additional Machines.

Under the Previous Agreements, (i) the Company and NagaWorld would share the win per unit per day (“WUD”) from the existing 440 machines and certain operating costs related to marketing and floor staff at a weighted average of 22.4% / 77.6% split, respectively; (ii) WUD from only 200 out of 440 existing machines would be settled and distributed daily to the Company; and (iii) both the term of December 08 Agreement and June 09 Agreement would expire in the first quarter of 2014 while the term of the July 09 Agreement would expire at the end of the third quarter of 2014.

Pursuant to the terms of the Consolidation Agreement, the Company and NagaWorld will have joint control over the operation of a total of 640 electronic gaming machines (comprising the Additional Machines and the existing 440 machines placed and in operation pursuant to the Previous Agreements), including floor staff and respective audit rights. The Company and NagaWorld will share the WUD from all the 640 machines and certain operating costs related to marketing and floor staff at a 25% / 75% split, respectively (subject to the Company’s entitlement to receive 100% of the WUD from certain machines during certain period of time as described below). WUD from all the 640 machines will be settled and distributed daily to the Company. The Consolidation Agreement is for a term commencing from the date thereof until the end of a six year period counting from March 1, 2010.

In consideration for the entering of the Consolidation Agreement by NagaWorld, the Company shall pay to NagaWorld a $1.38 million one-time non-refundable contract amendment fee and a commitment fee of $4.1 million. Both the one-time contract amendment fee and commitment fee are to be paid in three installments. The Company has paid the first 50% installment on December 30, 2009. The second 25% installment and the final 25% installment will become due and payable by the Company on or before January 15, 2010 and January 31, 2010, respectively.

While the Company and NagaWorld will share the WUD from the 640 machines at a 25% / 75% split, respectively, the Company will be entitled to 100% of the WUD from the 200 existing machines placed under the July 09 Agreement until it has received a total accumulated WUD of $7.3 million from the said 200 machines and 100% of the WUD from the Additional Machines until it has received a total accumulated WUD of $5.47 million from the Additional Machines (representing the $4.1 million commitment fee plus the Company’s 25% share of the WUD from the Additional Machines). If upon any termination of the Consolidation Agreement for whatever reasons, the Company has not received any or both of the said accumulated WUD amounts, then NagaWorld shall pay within seven days after termination, if applicable, (a) the difference between $5.84 million (being the commitment fee previously paid by the Company under the July 09 Agreement) and 75% of the WUD actually collected and received by the Company from the 200 machines placed under the July 09 Agreement during the period from the relevant machines operation date up to the date of termination; and (b) the difference between $4.1 million (being the commitment fee for placement of the Additional Machines) and 75% of the WUD actually collected and received by the Company from the Additional Machines during the period from the relevant machines operation date up to the date of termination. In addition, if the Consolidation Agreement is terminated for whatever reasons within six months from the date thereof, NagaWorld shall pay to the Company within seven days after termination, a sum equivalent to the contract amendment fee.

Item 2.06              Material Impairments.

On January 5, 2010, the board of directors of the Company, acting on the recommendation of Company management and the audit committee of the board of directors, approved a non-cash impairment charge to the Company’s gaming machine assets in the range of $11.5 to $13.5 million as of December 31, 2009.  On January 6, 2010, the Company issued a press release announcing the impairment. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 2.06 by reference.

A substantial portion of the impairment is the write-down to fair market value of certain gaming machines in inventory deemed as non-performing for the Company’s current target markets or their customers’ preferences.  To a lesser extent, the impairment also includes the write-down of the Company’s Philippine operations’ gaming assets based on whether the current carrying value of the machines in operation in this market is higher than the expected value as forecasted by the projected future cash flows.  The Company intends to engage an independent valuation firm for purposes of confirming the specific amount of impairment to the Company’s Philippine operations’ gaming assets. The Company does not expect that the impairment charge will trigger any future cash expenditures.

Item 9.01              Financial Statements and Exhibits.

(d)           The following exhibits are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description	Method of Filing

99.1	Press release dated January 6, 2010	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: January 6, 2010	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer